DEBENTURE

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS OF TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUCH LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION” OR THE “SEC”) OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING MATERIALS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

FACE AMOUNT:	$2,700,000
PRICE:	$2,700,000
DEBENTURE NUMBER:	June 2007 101
ISSUANCE DATE:	June 12, 2007
MATURITY DATE:	June 12, 2012

FOR VALUE RECEIVED, Somerset International, Inc., a Delaware corporation (the “Company”), hereby promises to pay DUTCHESS PRIVATE EQUITIES FUND, LTD. (the “Holder”) by June 12, 2012 (the “Maturity Date”), the principal amount of Two Million Seven Hundred Thousand U.S. Dollars ($2,700,000), and to pay interest and redemption on the principal amount thereof, and any accrued penalties, in such amounts, at such times and on such terms and conditions as are specified herein.

This Debenture (this “Debenture”) is subject to automatic conversion at the end of five (5) years from the date of issuance, at which time the Debenture outstanding will be automatically converted based upon the formula set forth in Article 3.2(c) hereof. The funds from this Note shall be held in escrow in accordance with the Escrow Agreement dated June 12 , 2007 (“Escrow Agreement”) pending the acquisition of Vanwell Electronics, Inc. and Meadowland, Security and Electronic Supply, Inc. Payment of the full subscription amount will be made by wire transfer by Dutchess Private Equities Fund, Ltd. (the “Holder”) on or prior to the closing per the wire instructions of the Escrow Agent that will be established. In the event of a failure to close the acquisition of Vanwell Electronics, Inc. and Meadowland, Security and Electronic Supply, Inc. by July 30, 2007, subscription funds will be returned by the Company without interest or charges.

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 JXA                      DHL

Article 1      Interest.

(a)  The Company shall pay interest (“Interest”) at the rate of twelve percent (12%) per annum, compounded daily, on the unpaid Face Amount of this Debenture at such times and in such amounts as outlined in this Article 1. The Company shall make mandatory monthly payments of interest (the “Interest Payments”), in an amount equal to the interest accrued on the principal balance of the Debenture from the last Interest Payment until such time as the current Interest Payment is due and payable. The Interest Payments shall commence on June 30, 2007 and shall continue each month while there is an outstanding balance on the Face Amount of the Debenture. The Interest Payments shall be paid the last day of each such month. The Holder shall retain the right, but not the obligation, to convert any Interest due and payable under this Debenture on terms outlined in Section 3 of this Debenture.

(b)  Any monies paid to the Holder in excess of the Interest due when paid shall be credited toward the redemption of the Face Amount of this Debenture.

Article 2                 Method of Payment.

Section 2.1               Repayment of Debenture.

(a)     Commencing on December 30, 2007, the Company shall make monthly amortizing payments to the Holder (the “Amortizing Payments”) on the Interest outlined in Article 1 hereof, and the Face Amount and the Redemption Amount (as defined in Article 14 hereof), with such Amortizing Payments to be paid on the last business day of each month for so long as there is an outstanding balance on this Debenture, in the amount as outlined below (the “Amortizing Payment Amount”).

(i)  December 30, 2007 through and including May 31, 2008 – Fifteen thousand dollars ($15,000) per month;

(ii)  June 30, 2008 through and including November 30, 2008 – Thirty-five thousand dollars ($35,000) per month;

(iii)  December 30, 2008 through and including May 31, 2009 – Forty-five thousand dollars ($45,000) per month;

(iv)  June 30, 2009 and each month thereafter until the Face Amount is paid in full – Seventy-five thousand dollars ($75,000) per month;

  Upon the Maturity Date, all amounts due under this Debenture shall become immediately due and payable to the Holder.

(b)     Notwithstanding any provision to the contrary in this Debenture, the Company may pay in full to the Holder the Face Amount, or any balance remaining thereon, in readily available funds, at any time and from time to time without penalty.

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 JXA                      DHL

(c)   After the date on which United States Securities and Exchange Commission (the “Commission” or the “SEC”) declares the registration statement (the “Registration Statement") covering the shares underlying the conversion of this Debenture (the “Conversion Shares”) effective (the “Effective Date”), the Holder shall be entitled to either (i) request an Interest Payment and Amortizing Payment, from the Company in the amounts set forth above; or (ii) elect to convert a portion of this Debenture pursuant to Article 3 hereof in an amount equal to or greater than the Amortizing Payment Amount. In the event the Holder is unable to convert that portion of this Debenture equal to the Amortizing Payment Amount during any calendar month, the Holder shall send a notice to the Company within three (3) days of the date on which such Payment is due (the “Payment Date”) with the total amount then due and the Company shall make a payment in cash in an amount equal to the difference between the amount converted by the Holder and the Payment Amount due for that month.

(d)   Nothing contained in this Article 2 shall limit the amount the Holder can elect to convert during a calendar month except as defined in Section 3.2 (i) hereof.

(e)   All Payments made under this Article 2 shall be applied toward the total Redemption Amount as outlined in Article 14 hereof.

(f)   The Company may make additional payments toward Redemption (“Prepayments”) without any penalties.

(g)           Notwithstanding the above, the Company hereby irrevocably agrees to pay to the Holder forty percent (40%) of the earning before interest, taxes, depreciation and amortization (“EBITDA”) generated by the Company in excess of fifty thousand dollars ($50,000) per month, or its subsidiaries or investments ("EBITDA Share"), toward the Payment Amount, on a monthly basis. In the event the EBITDA Share for any month is greater than the Payment Amount then due, the Holder shall still be entitled to the full EBITDA Share amount.

Article 3                 Conversion.

Section 3.1              Conversion Privilege.

(a)   The Holder of this Debenture shall have the right to convert (a “Conversion”) any and all amounts owing under this Debenture into shares of common stock of the Company, par value $0.00 1 per share (the “Common Stock”), at any time following the Closing Date (as such term is defined in that certain Debenture Registration Rights Agreement, of even date herewith, by and between the Company and the Holder (the “Debenture  Registration Rights Agreement”)) but which is before the close of business on the Maturity Date, except as set forth in Section 3.2(c) hereof. The number of shares of Common Stock issuable upon the Conversion of this Debenture is determined pursuant to Section 3.2 hereof and rounding the result up to the nearest whole share.

(b)   This Debenture may not be converted, whether in whole or in part, except in accordance with this Article 3.

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 JXA                      DHL

 (c)   In the event all or any portion of this Debenture remains outstanding on the Maturity Date, the unconverted portion of such Debenture shall automatically be converted into shares of Common Stock on such date in the manner set forth in Section 3.2 hereof.

 Section 3.2    Conversion Procedure.

(a)             Conversion Procedures. The Holder may elect to convert the unpaid Face Amount of and accrued Interest on this Debenture, in whole or in part, at any time following the Closing Date. Such Conversion shall be effectuated by the Holder sending to the Company a facsimile or electronic mail version of the signed Notice of Conversion, attached hereto as Exhibit A, which evidences the Holder’s intention to convert the Debenture as indicated. The date on which the Notice of Conversion is delivered (the “Conversion Date”) shall be deemed to be the date on which the Holder has delivered to the Company a facsimile or electronic mail of the signed Notice of Conversion. Notwithstanding the above, any Notice of Conversion received by 5:00 P.M. Boston Time shall be deemed to have been received on such business day, with receipt being via a confirmation of time of facsimile of the Holder.

(b)             Common Stock to be Issued. Upon the Holder's Conversion of any Debenture, the Company shall issue the number of shares of Common Stock equal to the Conversion. If, at the time of Conversion, the Registration Statement has been declared effective, the Company shall instruct its transfer agent to issue stock certificates without restrictive legend (other than a legend referring to such Registration Statement and prospectus delivery requirements) or stop transfer instructions. If, at the time of the Holder's Conversion, the Registration Statement has not been declared effective, the Company shall instruct the transfer agent to issue the certificates with an appropriate legend. The Company shall act as Registrar and shall maintain an appropriate ledger containing the necessary information with respect to this Debenture. The Company represents and warrants to the Holder that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Common Stock shall otherwise be freely resold, except as may be otherwise set forth herein.

(c)             Conversion Price. The Holder is entitled to convert the unpaid Face Amount of this Debenture, plus accrued interest, any time following a Closing Date, at the lesser of the following prices (the “Conversion Price”): (i) seventy-five percent (75%) of the lowest closing bid price of the Common Stock during the ten (10) trading days immediately prior to a Conversion Notice; or (ii) 20/100 U.S. dollars ($.20). No fractional shares or scrip representing fractions of shares will be issued upon Conversion, but the number of shares issuable shall be rounded up, in the event of a partial share, to the nearest whole share. The Holder shall retain all rights of Conversion during any partial trading days.

(d)             Maximum Interest. Nothing contained in this Debenture shall be deemed to establish or require the Company to pay interest to the Holder at a rate in excess of the maximum rate permitted by applicable law.

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 JXA                      DHL

In the event that the rate of interest required to be paid exceeds the maximum rate permitted by applicable law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under applicable law and such excess, if so ordered, shall be credited on any remaining balances due to the Holder. In the event that the interest rate on this Debenture is required to be adjusted pursuant to this Section 3.2(d), then the parties hereto agree that the terms of this Debenture shall remain in full force and effect except as is necessary to make the interest rate comply with applicable law.

(e)             Opinion Letter. The Company hereby acknowledges that the date of consideration for this Debenture is the Issuance Date and shall use all commercially reasonable best efforts to facilitate sales under Rule 144 of the Securities Act. The Company shall provide an opinion letter from counsel within two (2) business days of written request by the Holder stating that the date of consideration for the Debenture is the Issuance Date and submission of proper Rule 144 support documentation consisting of a Form 144, a broker's representation letter and a seller's representation letter. In the event the Company does not deliver the opinion letter within two business days, the Company shall be in default as outlined in Article 6. In the event that counsel to the Company fails or refuses to render an opinion as required to issue the Shares in accordance with this paragraph (either with or without restrictive legends, as applicable), then the Company irrevocably and expressly authorizes counsel to the Holder to render such opinion and shall authorize the Transfer Agent to accept and to rely on such opinion for the purposes of issuing the Shares (which is attached as Exhibit E to that certain Subscription Agreement, of even date herewith, by and between the Company and the Holder). Any costs incurred by Holder for such opinion letter shall be added to the Face Amount of the Debenture.

(f)             Delivery of Shares.

    (i)  Within three (3) business days after receipt of the Notice of Conversion (the “Certificate Deadline”), the Company shall deliver a certificate, in accordance with Section 3.2(c) hereof for the number of shares of Common Stock issuable upon a Conversion. In the event the Company does not make delivery of said certificate by the Certificate Deadline, the Company shall pay to Holder in cash, as liquidated damages, an additional fee per day equal to three percent (3%) of the dollar value of the Debentures being converted.

    (ii)  If the failure of the Company to issue the certificate pursuant to this Article 3.2(f) is due to the unavailability of a sufficient number of authorized shares of Common Stock of the Company, then the provisions of this Article 3.2(f) shall apply as well as the provisions of Article 3.2(k) hereof shall apply.

    (iii)  The Company shall make any payments required under this Article 3.2(f) in immediately available funds by the Certificate Deadline. Nothing herein shall limit the Holder’s right, at the Holder's sole discretion, to pursue actual damages or cancel the conversion for the Company’s failure to issue and deliver the certificate by the Certificate Deadline.

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 JXA                      DHL

    (iv)  The Company shall at all times reserve (or make alternative written arrangements for reservation or contribution of shares) and have available all Common Stock necessary to meet Conversion of the full amount of the Debentures then outstanding and due to the Holder, unless so waived by the Holder in writing. If, at any time, the Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock (or alternative shares of Common Stock as may be contributed by Stockholders) available to effect, in full, a Conversion of the Debentures (a “Conversion Default”, the date of such default being referred to herein as the “Conversion Default Date”), the Company shall issue to the Holder all of the shares of Common Stock which are then currently available. Any Debentures or any portion thereof, which cannot be converted due to the Company's lack of sufficient authorized common stock (the “Unconverted Debentures”), may be deemed null and void upon written notice sent by the Holder to the Company. The Company shall provide notice of such Conversion Default (“Notice of Conversion Default”) to the Holder, by facsimile, within one (1) business days of such default.

    (v)  In the event of Conversion Default, the Company will pay to the Holder an amount computed as follows (the “Conversion Default Rate”):

(N / 365) x (0.24) x (initial issuance price of outstanding and/or tendered but not converted
Debentures held by the Holder)

Where N is equal to the number of days from the Conversion Default Date to the date that the Company authorizes a sufficient number of shares of Common Stock to effect conversion of all remaining Debentures (the “Authorization Date”). The Company shall send notice to Holder of outstanding Debenture that additional shares of Common Stock have been authorized, stating the Authorization Date and the amount of Holder’s accrued Conversion Default Payments (“Authorization Notice”). The accrued Conversion Default shall be paid in cash or shall be convertible into Common Stock at the Conversion Rate, upon written notice sent by the Holder to the Company, as follows: (i) in the event the Holder elects to take such payment in cash, cash payment shall be made to the Holder within five (5) business days, or (ii) in the event Holder elects to take such payment in stock, the Holder may convert at the Conversion Default Rate within five (5) business days until the expiration of the Conversion period.

    (vi)  The Company acknowledges that its failure to maintain a sufficient number of authorized but unissued shares of Common Stock to effect in full a Conversion of the Debentures will cause the Holder to suffer irreparable harm, and that damages will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Debenture a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this Section represents the parties’ good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Debenture. Nothing herein shall limit the Holder’s right to pursue actual damages for the Company’s failure to maintain a sufficient number of authorized shares of Common Stock.

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 JXA                      DHL

    (vii)     If by the Certificate Deadline, any portion of the shares of the Debentures have not been delivered to the Holder and the Holder purchases, in an open market transaction or otherwise, shares of Common Stock necessary to make delivery of shares which would have been delivered if the full amount of the shares to be converted and delivered to the Holder by the Company (the “Covering Shares”), then the Company shall pay to the Holder, in addition to any other amounts due to the Holder pursuant to this Debenture, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The “Buy In Adjustment Amount” is the amount equal to the excess, if any, of (x) the Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares, minus (y) the net proceeds (after brokerage commissions, if any) received by the Holder from the sale of the sold shares. The Company shall pay the Buy-In Adjustment Amount to the Holder in immediately available funds within five (5) business days of written demand by the Holder. By way of illustration and not in limitation of the foregoing, if the Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which the Company would be required to pay to the Holder would be $1,000.

(g)             Prospectus and Other Documents. The Company shall furnish to the Holder one (1) prospectus and any other documents incidental to the registration of the Conversion Shares, including any amendment of or supplements thereto. Any filings submitted via EDGAR will constitute fulfillment of the Company's obligation under this Section.

(h)             Limitation on Issuance of Shares. If the Company’s Common Stock becomes listed on the Nasdaq SmallCap Market after the issuance of this Debenture, the Company may be limited in the number of shares of Common Stock it may issue by virtue of (A) the number of authorized shares or (B) the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded, including, but not necessarily limited to, NASDAQ Rule 4310(c)(25)(H)(i) or Rule 4460(i)(1), as may be applicable (collectively, the “Cap Regulations”). Without limiting the other provisions thereof: (i) the Company will take all steps necessary to issue the Conversion Shares without violating the Cap Regulations, and (ii) if, despite taking such steps, the Company cannot issue such Conversion Shares without violating the Cap Regulations or the Holder cannot convert as a result of the Cap Regulations (each such Debenture, an “Unconverted Debenture”) the Holder shall have the right to elect either of the following options:

    (i)  if permitted by the Cap Regulations, require the Company to issue shares of Common Stock in accordance with the Holder's Notice of Conversion at a conversion purchase price equal to the average of the closing bid price per share of Common Stock for any five (5) consecutive Trading Days (subject to certain equitable adjustments for certain events occurring during such period) during the sixty (60) Trading Days immediately preceding the Conversion Date; or

    (ii)  require the Company to redeem each Unconverted Debenture for an amount (the “Redemption Amount”), payable in cash, equal to the sum of (i) one hundred twenty-five percent (125%) of the principal of an Unconverted Debenture, plus (ii) any accrued but unpaid interest thereon through and including the date on which the Redemption Amount is paid to the holder (the “Redemption Date”).

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 JXA                      DHL

The Holder may elect, without limitation, one of the above remedies with respect to a portion of such Unconverted Debenture and the other remedy with respect to other portions of the Unconverted Debenture. The Unconverted Debenture shall contain provisions substantially consistent with the above terms, with such additional provisions as may be consented to by the Holder. The provisions of this Section are not intended to limit the scope of the provisions otherwise included in the Unconverted Debenture.

(i)             Limitation on Amount of Conversion and Ownership. Notwithstanding anything to the contrary in this Debenture, in no event shall the Holder be entitled to convert that amount of Debenture, and in no event shall the Company permit that amount of conversion, into that number of shares, which when added to the sum of the number of shares of Common Stock beneficially owned, (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934, as may be amended, (the “Exchange Act”)), by the Holder, would exceed four and ninety-nine one hundredths percent (4.99%) of the number of shares of Common Stock outstanding on the Conversion Date, as determined in accordance with Rule 1 3d-1 (j) of the Exchange Act. In the event that the number of shares of Common Stock outstanding as determined in accordance with Section 13(d) of the Exchange Act is different on any Conversion Date than it was on the Closing Date, then the number of shares of Common Stock outstanding on such Conversion Date shall govern for purposes of determining whether the Holder would be acquiring beneficial ownership of more than four and ninety-nine one hundredths percent (4.99%) of the number of shares of Common Stock outstanding on such Conversion Date. However, nothing in this Section 3.2(i) shall be read to reduce the amount of principal, Interest or penalties, if any, due to the Holder.

(j)             Legend. The Holder acknowledges that each certificate representing the Debentures, and the Common Stock unless registered pursuant to the Debenture Registration Rights Agreement, shall be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

(k)       Prior to Conversion of this Debenture, if at any time the Conversion of all the Debentures and exercise of all the Warrants outstanding would result in an insufficient number of authorized shares of Common Stock being available to cover all the Conversions, then in such event, the Company will move to call and hold a shareholder’s meeting or have shareholder action with written consent of the proper number of shareholders within thirty (30) days of such event, or such greater period of time if statutorily required or reasonably necessary as regards standard brokerage house and/or SEC requirements and/or procedures, for the purpose of authorizing additional shares of Common Stock such as necessary to facilitate the Holder's Conversions.

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 JXA                      DHL

In such an event, management of the Company shall recommend to all shareholders to vote their shares in favor of increasing the authorized number of shares of Common Stock. Management of the Company shall vote all of its shares of Common Stock in favor of increasing the number of shares of authorized Common Stock to an amount equal to three hundred percent (300%) of the remaining balance on this Debenture. The Company represents and warrants that under no circumstances will it deny or prevent the Holder’s right to convert the Debentures as permitted under the terms of any of the Transaction Documents (as such term is defined in that certain Debenture Registration Rights Agreement, of even date herewith, by and between the Company and the Holder). Nothing in this Section shall limit the obligation of the Company to make the payments set forth in this Article 3. The Holder, at its sole option, may request the company to authorize and issue additional shares if the Holder feels it is necessary for Conversions in the future. In the event the Company’s shareholder’s meeting does not result in the necessary authorization, the Company shall redeem the outstanding Debentures for an amount equal to the sum of the principal of the outstanding Debentures plus accrued interest thereon multiplied by one hundred thirty-three percent (133%).

Section 3.3     Fractional Shares. The Company shall not issue fractional shares of Common Stock, or scrip representing fractions of such shares, upon the conversion of this Debenture. Instead, the Company shall round up, to the nearest whole share.

Section 3.4     Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion of this Debenture. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than its name.

Section 3.5     Company to Reserve Stock. The Company shall reserve and maintain the number of shares of Common Stock required pursuant to and upon the terms set forth in the Transaction Documents to permit the Conversion of this Debenture. All Conversion Shares shall, upon issuance by the Company, be validly issued, fully paid and nonassessable and free and clear from all taxes, liens, charges and encumbrances with respect to the issuance thereof.

Section 3.6     Restrictions on Sale. This Debenture has not been registered under the Securities Act and is being issued under Section 4(2) of Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. This Debenture and the Conversion Shares may only be sold pursuant to registration under or an exemption from the Securities Act.

Section 3.7     Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in the case of a subdivision of shares or stock dividend, or proportionately increased in the case of combination of shares, in each such case, by the ratio that the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

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 JXA                      DHL

Article 4    Mergers.

    The Company shall not consolidate or merge into, or transfer any or all of its assets to, any person, unless such person assumes in writing the obligations of the Company under this Debenture and immediately after such transaction no Event of Default (as defined below) exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate only upon such written assumption of the Company's obligation. In the event of a merger, or other consolidation, the Company shall give notice to the Holder simultaneously with the announcement to the public markets.

Article 5     Security.

    This Debenture, and the Company’s obligations hereunder, are secured by that certain Security Agreement, of even date herewith, by and between the Company and the Holder (the “Security Agreement”).

Article 6    Defaults and Remedies.

           Section 6.1     Events of Default. An “Event of Default” occurs if any one of the following occur:

(a)  the Company does not make timely payment or Conversion, in whole or in part, necessary to cover the principal, interest or other sum due on the Maturity Date, Conversion Date, upon redemption, or otherwise described herein;

(b)  the Company does not make a Payment in cash for a period of three (3) business days when due as described in this Debenture; or,

(c)  any of the Company’s representations or warranties contained in the Transaction Documents or this Debenture were false when made or the Company fails to comply with any of its other agreements in the Transaction Documents and such failure continues for a period of five (5) business days; or,

(d)  the Company pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as defined below) of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors or (v) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company for all or substantially all of its property or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for sixty (60) calendar days; or,

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 JXA                      DHL

(e)  the Company’s Common Stock is suspended or no longer listed on any recognized exchange including electronic over-the-counter bulletin board (“Principal Market”) for in excess of three (3) consecutive Trading Days. Failure to comply with the requirements for continued listing on a Principal Market for a period of five (5) trading days; or notification from a Principal Market that the Company is not in compliance with the conditions for such continued listing on such Principal Market; or,

(f)  the Company breaches any covenant or condition of the Transaction Documents, and such breach, if subject to cure, continues for a period of five (5) business days; or,

(g)  the Registration Statement is not declared effective by the SEC within one hundred and five (105) days of the Filing Date; or,

(h)  the Company’s failure to pay any taxes when due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on the Company’s books; provided, however, that in the event that such failure is curable, the Company shall have ten (10) business days to cure such failure; or,

(i)  an attachment or levy is made upon the Company’s assets having an aggregate value in excess of one hundred thousand dollars ($100,000) or a judgment is rendered against the Company or the Company’s property involving a liability of more than one hundred thousand dollars ($100,000) which shall not have been vacated, discharged, stayed or bonded pending appeal within ninety (90) days from the entry hereof; or,

(j)  any change in the Company’s condition or affairs (financial or otherwise) which in the Holder’s reasonable, good faith opinion, would have a Material Adverse Effect; provided, however, that in the event that such failure is curable, the Company shall have ten (10) business days to cure such failure; or,

(k)  any Lien, except for Permitted Liens, created hereunder or under any of the Transaction Documents for any reason ceases to be or is not a valid and perfected Lien having a first priority interest; or,

(l)  the indictment or threatened indictment of the Company, any officer of the Company under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against the Company or any officer of the Company pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of the company.

Section 6.2     Remedies.

(a)            In the Event of Default, the Holder may elect to secure a portion of the

Company's assets in Pledged Collateral (as defined in the Security Agreement). The Holder may also elect to garnish revenue from the Company in an amount that will repay the Holder on the schedules outlined in this Debenture.

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 JXA                      DHL

(b)   In the Event of Default, as outlined in this Debenture, the Holder can exercise its right to increase the Face Amount of the Debenture by ten percent (10%) as an initial penalty, and by ten percent (10%) for each subsequent Event of Default. In addition, the Holder may elect to increase the Face Amount by two and one-half percent (2.5%) per month (pro-rata for partial periods) paid as liquated damages (“Liquidated Damages”), compounded daily. It is the intention and acknowledgement of both parties that the Liquidated Damages not be deemed as interest or a penalty under the terms of this Debenture.

   Section 6.3     Acceleration. If an Event of Default occurs, the Holder by notice to the Company may declare the remaining principal amount of this Debenture, together with all accrued interest and any liquidated damages, to be immediately due and payable in full.

   Section 6.4     Seniority. The Company warrants that no indebtedness of the Company is senior to this Debenture in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. The Company warrants that it has taken all necessary steps to subordinate its other obligations to the rights of the Holder hereunder.

   Section 6.5     Cost of Collections. If an Event of Default occurs, the Company shall pay the Holder's reasonable costs of collection, including reasonable attorney's fees and costs of arbitration.

Article 7    Registered Debentures.

   Section 7.1    Record Ownership. The Company or its attorney shall maintain a register of the Holder of the Debentures (the “Register”) showing their names and addresses and the serial numbers and principal amounts of Debentures issued to them. The Register may be maintained in electronic, magnetic or other computerized form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of this Debenture. The Holder of this Debenture is exclusively entitled to receive payments of interest on this Debenture, receive notifications with respect to this Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

    Section 7.2    Worn or Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the Debenture if the Holder so requests by written notice to the Company.

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 JXA                      DHL

Article 8    Notice.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Debenture must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:	Somerset International Group, Inc.
90 Washington Valley Road
Bedminster, NJ 07921
Attention:John X. Adiletta
Telephone: (908) 719-8909
Facsimile: (908) 953-0797

With a copy to:	Anslow & Jaclin, LLP
195 Route 9, Suite 204 Manalapan, NJ 07726
Attention: Gregg E. Jaclin
Telephone: (732))409- 1212
Facsimile: (732)577-1188

If to the Holder:	Dutchess Capital Management, LLC
50 Commonwealth Ave, Suite 2 Boston, MA 02116
Attention: Douglas Leighton
Telephone: (617) 301-4700
Facsimile: (617) 249-0947

        Each party hereto shall provide five (5) business days prior notice to the other party hereto of any change in address, phone number or facsimile number.

Article 9    Time.

      Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a holiday on which the United States Stock Markets (“US Markets”) are closed (a “Holiday”), such payment shall be made or condition or obligation performed on the last business day preceding such Saturday, Sunday or Holiday. A “business day” shall mean a day on which the US Markets are open for a full day or half day of trading.

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 JXA                      DHL

Article 10    No Assignment.

This Debenture and the obligations of the Company hereunder shall not be assignable by the Company.

Article 11    Rules of Construction.

In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the tense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in the Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture. Any capitalized term used but not defined in this Debenture shall have the meaning ascribed to it in the Transaction Documents.

Article 12    Governing Law.

The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements that are negotiated, executed, delivered and performed solely in the Commonwealth of Massachusetts.

Article 13    Disputes Under Debenture.

All disputes arising under this Debenture shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to principles of conflict of laws. The parties to this Debenture shall submit all disputes arising under this Debenture to arbitration in Boston, Massachusetts before a single arbitrator of the American Arbitration Association (the “AAA”). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties, except that such arbitrator shall be an attorney admitted to practice law in the Commonwealth of Massachusetts. No party hereto will challenge the jurisdiction or venue provisions as provided in this section. Nothing in this section shall limit the Holder's right to obtain an injunction for a breach of this Debenture from a court of law. Any injunction obtained shall remain in full force and effect until the arbitrator, as set forth in Article 13, fully adjudicates the dispute.

Article 14     Redemption.

In the event the Company’s Common Stock is trading below the 20/100 US dollars ($.20) per share, the Company shall have the right to redeem the Holder, in cash, the Debenture, in whole or in part (“Redemption Amount”), at a price equal to one hundred and twenty-five percent (125%) of the outstanding principal amount of the Debenture, including accrued interest (and penalties if applicable), in lieu of the Holder converting pursuant to Article 3.

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Any Payments, as defined in Article 2 hereof, shall apply to the Redemption Amount. In the event the Company's Common Stock is greater than 20/100 US dollars ($.20) per share, the Holder shall retain the right, but not the obligation, to refuse a Redemption Amount, in part or in whole. Any portion of the Payment Amount not converted shall be paid in cash to the Holder under the terms described in this Article 14.

Article 15    Holder Warrants.

As an additional inducement to the Holder entering into the Transaction Documents, the Company shall issue to the Holder a warrant to purchase thirteen million five hundred thousand (13,500,000) shares of its common stock exercisable at a strike price of $0.12, as set forth in the Warrant.

Article 16    Waiver.

The Holder's delay or failure at any time or times hereafter to require strict performance by the Company of any undertakings, agreements or covenants shall not waive, affect, or diminish any right of the Holder under this Debenture to demand strict compliance and performance herewith. Any waiver by the Holder of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements and covenants of the Company contained in this Debenture, and no Event of Default, shall be deemed to have been waived by the Holder, nor may this Debenture be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Holder.

Article 17    Integration.

This Debenture is the final definitive agreement between the Company and the Holder with respect to the terms and conditions set forth herein, and, the terms of this Debenture may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto. The execution and delivery of this Debenture is done in conjunction with the execution of the other Transaction Documents.

Article 18    Failure To Meet Obligations by the Company.

      The Company acknowledges that its failure to timely meet any of its obligations hereunder, including, but without limitation, its obligations to make payments, deliver shares and, as necessary, to register and maintain sufficient number of shares, will cause the Holder to suffer irreparable harm and that the actual damage to the Holder will be difficult to ascertain. Accordingly, the parties hereto agree that it is appropriate to include in this Debenture a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties’ good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and do not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Debenture.

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Article 19    Representations and Warranties of the Company.

The Company hereby represent and warrants to the Holder that: (i) it is voluntarily issuing this Debenture of its own freewill, (ii) it is not issuing this Debenture under economic duress, (iii) the terms of this debenture are reasonable and fair to the Company, and (iv) the Company has had independent legal counsel of its own choosing review this Debenture, advise the Company with respect to this Debenture, and represent the Company in connection with its issuance of this Debenture.

Article 20    Acknowledgements of the Parties.

Notwithstanding anything in this Debenture to the contrary, the parties hereto hereby acknowledge and agree to the following: (i) the Holder makes no representations or covenants that it will not engage in trading in the securities of the Company; (ii) the Company shall, by 8:30 a.m. Boston Time on the trading day following the date hereof, file a current report on Form 8-K disclosing the material terms of the transactions contemplated hereby and in the other Transaction Documents; (iii) the Company has not and shall not provide material non-public information to the Holder unless prior thereto the Holder shall have executed a written agreement regarding the confidentiality and use of such information; and (iv) the Company understands and confirms that the Holder will be relying on the acknowledgements set forth in clauses (i) through (iii) above if the Holder effects any transactions in the securities of the Company.

Article 21    Equity Line Obligations

Section 13.1 At the request of the Holder, at any time after the Company's current effective registration statement for the Equity Line of Credit with Dutchess Private Equities, LP (“Investor”) (File No: 333-13 8224), has five hundred thousand (500,000) shares or less remaining for issuance, the Company shall immediately prepare and file a registration statement for the registration of shares as set forth in the Investment Agreement. The Holder shall also retain the right to determine the date of the filing of such registration statement. Payments pursuant to this Debenture may be drawn directly from the Closing of each Put. The Company agrees to fully execute and diligently carry out Puts to the Investor, on the terms set forth in the Investment Agreement. The Company agrees that the Put Amount shall be for the maximum amount allowed under the Investment Agreement. Further, the Company agrees to issue Puts to the Investor for the maximum frequency allowed under the Investment Agreement. Failure to comply with the terms of the Investment Agreement with respect to the Puts will result in an Event of Default as defined in this Agreement in Article 6.

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 JXA                      DHL

Article 22    Use of Proceeds

The Company shall use the funds to consummate the acquisition of Vanwell Electronics, Inc. and Meadowland, Security and Electronic Supply, Inc. and for working capital purposes and the funds shall be held in escrow pending completion of the acquisition as set forth in the Escrow Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Debenture to be duly executed on the day and year first above written.

SOMERSET INTERNATIONAL, INC.

By: __________________________________
Name: John X. Adiletta
Title: Chief Executive Officer

                          DUTCHESS PRIVATE EQUITIES FUND, LTD.

By:  _________________________________
Name: Douglas H. Leighton
Title: Director

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EXHIBIT A

NOTICE OF CONVERSION

Somerset International, Inc.

Re: Notice of Conversion

Gentlemen:

The undersigned hereby irrevocably elects, as of ______________________________________________________, to convert $__________________ of its convertible debenture (the “Debenture”) into Common Stock of Somerset International, Inc. (the “Company”) according to the conditions set forth in the Debenture issued by the Company.

Date of Conversion

Applicable Conversion Price

Number of Debentures Issuable upon this Conversion

Name: Dutchess Private Equities Fund, LTD.

Address: 50 Commonwealth Ave, Boston, MA 02116

Phone:     617-301-4700       Fax: 617-249-0947

                            DUTCHESS PRIVATE EQUITIES FUND, LTD.,

By:  ___________________________________
Name: Douglas H. Leighton
Title: Director

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 JXA                      DHL